Arthur  Andersen

                                                   Arthur  Andersen  LLP
                                                   633  West  Fifth  Street
                                                   Los  Angeles,  CA  90071-2008
                                                   Tel  213  614  6500

Office  of  the  Chief  Accountant
Securities  and  Exchange
Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

April  20,  2000

Dear  Sir/Madam,

We have read the paragraphs two through six of Item 4 in the Form 8-K dated April 14, 2000 of Omni Nutraceuticals, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very  truly  yours,

/s/  Arthur  Andersen  LLP

Arthur  Andersen  LLP

cc:  Mr.  Klee  Irwin,  Chief  Executive  Officer,  Omni  Nutraceuticals,  Inc.